Exhibit 10.29

Execution Version

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED

BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS

DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

AMENDMENT NO. 1 TO THE DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 1 to the Development and License Agreement (“Amendment”) is entered into as of October 7, 2019 (“Amendment Effective Date”) by and between Pfenex Inc., a Delaware corporation (“Pfenex” or “Party”) and Alvogen Malta (Out-Licensing) Ltd., a Maltese corporation (“Alvogen” or “Party”, and together with Pfenex, the “Parties”)

BACKGROUND

A.

Pursuant to that certain Development and License Agreement, dated as of February 25, 2019 (the “Agreement”), Pfenex granted Alvogen certain development and commercialization rights with respect to the Product worldwide, excluding the Excluded Territory;

B.	In connection with Alvogen negotiating a sub-licensing agreement with JAMP PHARMA CORPORATION (“JAMP”) for the Canadian market, the Parties now desire to amend the Agreement as set forth below;

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.	Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

2.	The Parties agree to amend the Agreement as follows:

a)

Nothing in Section 2.4 of the Agreement will limit or prevent JAMP, as Alvogen’s Sublicensee, from conducting research and developing its own dossier to apply for its own MAA Approval so as to be able to market a Competing Product after the end of the Term, or enter into an agreement to in-license a Competing Product for sale after the end of the Term, as long as neither Pfenex Technology or the Product dossier are used.

b)

Notwithstanding Section 4.1(a) of the Agreement, if Alvogen is obligated to refund either (i) [***] and/or (i) [***], in each case (i) and (ii), if [***], then Pfenex shall refund [***].  For clarity, no such refund shall be owed to Alvogen by Pfenex if [***].  Notwithstanding anything to the contrary in this Section 1(b), Pfenex’s obligation to refund Alvogen such amounts is contingent on [***].  Without limiting the foregoing, Alvogen shall promptly notify Pfenex (and in any event, within five (5) business days) upon learning whether a human clinical trial with respect to the Product is required in Canada.

c)

Section 10.1 of the Agreement is hereby amended and restated in its entirety as follows: “Term. This Agreement shall become effective on the Effective Date and continue on a country-by-country basis until the earlier of (i) twenty (20) years following the First Commercial Sale in such country in the Territory, or (ii) the date this Agreement is terminated in accordance with Section 10.2 (such shorter period, the “Initial Term”).  Thereafter, this Agreement will automatically renew for successive periods of two (2) years each (each such renewal, a “Renewal Term”, and together with the Initial Term, the “Term”) unless one Party gives the other Party written notice of non-renewal by no later than twenty (20) months prior to the end of the Term. If Pfenex gives Alvogen notice of such non-renewal, Alvogen may elect to extend this Agreement for one more term of two (2) years by giving Pfenex notice therefore, no less than twelve (12) months prior to the end of the then-current Term, as the case may be.  Beginning twelve (12) months prior to the expiration of the Term or upon written notice by Alvogen that Pfenex has materially breached this Agreement in accordance with Section 10.2(b)(i), and in each case, notwithstanding Section 2.4, (a) at either Party’s request, the Parties shall meet to discuss extensions of such Term in good faith and (b) at Pfenex’s request and expense, Alvogen shall provide reasonable support to Pfenex to obtain a duplicate of the MAA Approval in the Territory; provided, however, that Pfenex may not Commercialize Product in the Territory under Pfenex’s resulting MAA until after expiration of the Term or termination of the agreement, as applicable.”

d)

New Section 10.8 is added as follows: “Section 10.8 Additional Effects in case of Termination of the Sublicense Agreement for Alvogen’s breach. If Alvogen receives notification on termination of the Agreement with Sublicensee (“Sublicense Agreement”) due to (a) Alvogen’s breach of the Sublicense Agreement and Alvogen fails to remedy such breach, or (b) if the Sublicense Agreement is terminated due to either (i) Alvogen’s insolvency, or (ii) Force Majeure disabling Alvogen’s performance of the Sublicense Agreement, then Alvogen shall put in contact Sublicensee and Pfenex to negotiate execution of an agreement for the same market between Sublicensee and Pfenex (“New License Agreement”) within a period of four (4) months. If Pfenex and Sublicensee execute a New License Agreement, then: (x) Pfenex and Sublicensee shall notify Alvogen on the consequences of such New License Agreement on the MAA held by Sublicensee, Product License granted to Sublicensee and other relevant terms, (y) Alvogen shall comply with written instruction of the parties to the New License Agreement and (z) this Agreement shall stand terminated for such market.  If Pfenex and Sublicensee fail to execute a New License Agreement within the abovementioned timeline, then: (I) Sublicensee shall initiate cancellation of the MAA within thirty (30) days, (II) the Product License of the Sublicensee shall be terminated and  (III) Sublicensee shall covenant (and Pfenex and Alvogen shall be a third party beneficiary therefor) that it will not exercise any rights under the Product License. For the sake of clarity, nothing shall limit Alvogen or Pfenex to apply for a new MAA based on the Pfenex Technology.”

e)	New Section 11.4.(f) is added as follows: “No limitation of liability shall apply in case of Pfenex’s breach of exclusivity stipulated in Section 2.1.(a).”

3.	All other provisions of the Agreement not amended by this Amendment shall remain valid in un-amended form and content.

4.	This Amendment shall become effective on the Amendment Effective Date.

5.

This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same Amendment. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the Amendment for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorised representatives:

PFENEX INC.
By:	/s/ Evert B. Schimmelpennink
Name:	Evert B. Schimmelpennink
Title:	CEO

ALVOGEN MALTA (Out-Licensing) LTD.
By:	/s/ Mark Decesare
Name:	Mark Decesare
Title:	Finance Director

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.